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                                                                     Exhibit 5.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form F-10 (the "Registration Statement") of our Audit Report dated February 20, 2004, with respect to the consolidated statements of earnings (loss) and deficit and cash flows for the year ended December 31, 2003, included therein, and to the reference to us under the heading "Auditors" in the prospectus, which is part of this Registration Statement.

                                        /s/ Ernst & Young LLP

Toronto, Ontario                        Ernst & Young LLP
June 6, 2006                            Chartered Accountants